SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2004

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                                 Costs Associated with Exit or Disposal Activities.

On December 31, 2004, Triumph sold the remaining Metals Group assets of its discontinued operations, TriWestern Metals Company, to Esmark, Inc. in Chicago Heights, Illinois.  TriWestern Metals, located in Chicago and Bridgeview, Illinois, develops, produces and markets electro-galvanized and flat rolled products and will be operating as Great Western Steel Company, LLC and ECT Bridgeview, LLC.

The sale was completed for cash as of the end of the quarter and will result in an after-tax loss of approximately $6 million, which will be included in the results of discontinued operations for the quarter, and will generate approximately $15 million in cash.  Proceeds will be used to pay down debt.

Item 8.01                                                 Other Events

On January 6, 2005, Triumph Group, Inc. announced the divestiture of discontinued operations and progress on its exit from Industrial Gas Turbine Business.  A copy of the press release is filed as an exhibit hereto and incorporated by reference herein.

Item 9.01                                                 Financial Statements and Exhibits.

(c)           Exhibits.

Number	Description of Document
99.1	Press Release dated January 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005

TRIUMPH GROUP, INC.

By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 6, 2005